SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

Filed by the registrant	[X]
Filed by a party other than the registrant	[ ]

Check the appropriate box:
[   ] Preliminary proxy statement.
[   ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement.
[X] Definitive Additional Materials.
[   ] Soliciting Material Pursuant to §240.14a-12

IXIS ADVISOR FUNDS TRUST III
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
[X] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Shareholder Proxy Services

February 3, 2007

WE HAVE BEEN TRYING TO REACH YOU
CONCERNING AN
IMPORTANT MATTER

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Re: IXIS Moderate Diversified Portfolio

Dear IXIS Advisor Funds Shareholder:

We have made many attempts to contact you regarding a very important matter pertaining to your investment in IXIS Moderate Diversified Portfolio.

Please contact us immediately at 1-800-283-2519 ext. 4024 between the hours of 9:00 a.m. and 11:00 p.m. Est. The Altman Group has been engaged by IXIS Advisor Funds to contact you. This is not a scam and no personal information is required when calling.

Thank you in advance for your assistance with this matter.

Sincerely,

Frederick M. Bonnell
Managing Director
Shareholder Services
The Altman Group

“tag id”

60 East 42nd Street, New York, New York 10165

Shareholder Proxy Services

February 3, 2007

WE HAVE BEEN TRYING TO REACH YOU
CONCERNING AN
IMPORTANT MATTER

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Re: IXIS Equity Diversified Portfolio

Dear IXIS Advisor Funds Shareholder:

We have made many attempts to contact you regarding a very important matter pertaining to your investment in IXIS Equity Diversified Portfolio.

Please contact us immediately at 1-800-283-2519 ext. 4024 between the hours of 9:00 a.m. and 11:00 p.m. Est. The Altman Group has been engaged by IXIS Advisor Funds to contact you. This is not a scam and no personal information is required when calling.

Thank you in advance for your assistance with this matter.

Sincerely,

Frederick M. Bonnell
Managing Director
Shareholder Services
The Altman Group

“tag id”

60 East 42nd Street, New York, New York 10165